Exhibit 99.6

Date: 22 November 2024

Our ref.: 0694/ORY-23001/22/XI/2024/EN-AMP-NAH

To:

OMS Energy Technologies Inc.
10 Gul Circle, Singapore 629566

Re:	Legal Opinion on Indonesian Law in Connection with Proposed Offering and Listing of OMS Energy Technologies Inc. (“Company”) on The Nasdaq Capital Market

Dear Sir/Madam,

We are counsellors at law qualified to practice law in Indonesia and are acting as independent legal counsel to you. We have been asked to issue this legal opinion (“Opinion”) in our capacity as Indonesian legal counsel to the Company, a company incorporated under the laws of the Cayman Islands, in relation to the proposed initial public offering (“Offering”) of 5,555,556 ordinary shares of the Company and the proposed listing of the shares on the Nasdaq Capital Market (“Listing”).

This Opinion is given to the Company solely for its benefit in connection with (i) the Offering, as further described in the Company’s Amendment No. 1 to registration statement on Form F-1 with Registration No. 333-282986 as filed with the U.S. Securities and Exchange Commission on November [--], 2024 (the “Registration Statement”), and (ii) the Listing.

We are rendering this Opinion with respect to the laws of Indonesia. As used herein, the term “Indonesian law” or “laws of Indonesia” means any law, regulation, decree or other published legislative directive of the central government of the Republic of Indonesia, which is published and available to the public as of the date hereof. We have made no investigation of, and do not express or imply any views on, the laws of any country other than Indonesia or on matters which do not relate to legal matters in Indonesia.

For the purpose of this Opinion, we have, inter alia, examined and relied upon the documents (made available to us in softcopy) that were mentioned under the captions “Enforceability of Civil Liabilities”, “Regulatory Environment”, “Business”, and “Risk Factors” of the Registration Statement (“Supporting Documents”) as we have deemed necessary or appropriate for the purpose of this Opinion.

For the purpose of the Opinion expressed herein we have, without any independent investigation or verification, assumed:

(i)	the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies;

(ii)	that the Supporting Documents are complete, correct and accurate, that any resolutions, or licenses or permits have been validly passed, issued and have not been revoked, terminated, amended, supplemented, replaced or declared null and void and any agreements have been duly authorized and validly executed, and are enforceable in accordance with their terms and have not been amended, supplemented, terminated, rescinded or declared null and void by a court or other competent institution since the date of their execution;

BrilliA Inc.	12 September 2024

(iii)	that the deeds of incorporation of PT OMS Oilfield Services (“PT OMS”) as the Indonesian subsidiary of the Company, have been passed by a duly authorized and licensed notary, and that there were no defects in the incorporation (other than any defects appearing on the face of the deed of incorporation) on the basis of which a court might dissolve PT OMS;

(iv)	that all factual matters, statements and other results of our investigation relied upon or assumed herein were true and complete on the date of the execution of this Opinion;

(v)	that no liquidation, bankruptcy, winding up, suspension of payments and petitions have been presented nor winding up orders were made, and no resolutions have been passed for the winding up, bankruptcy, suspension of payments or liquidation of PT OMS and no receiver or liquidator has been appointed to or for PT OMS; and

(vi)	that the Registration Statement has not been amended, changed or supplemented, since the date of its execution.

Having considered the above and subject to the qualifications and limitations stated hereafter and having regard to the applicable laws of Indonesia (to the extent published), we are pleased to advise that as of the date of this Opinion we are of the opinion that:

(1)	All statements set forth in the Registration Statement under the captions “Enforceability of Civil Liabilities”, “Regulatory Environment”, “Business”, and “Risk Factors” in each case insofar as such statements describe or summarize Indonesian laws or PT OMS as the Indonesian subsidiary of the Company referred to therein, are true and accurate in all material respects, and fairly present and summarize in all material respects the Indonesian laws or PT OMS referred to therein, and nothing has been omitted from such statements, which would make the same misleading in any material respects.

The foregoing Opinion is subject to the following qualifications:

(A)	We are counsellors at law in Indonesia and are not expert in or qualified to render opinion on the laws and regulations of any other jurisdiction than that of Indonesia. Accordingly, we have in the foregoing expressed our Opinion only as to the law of Indonesia in force on the date hereof. We express no opinion on tax law.

(B)	Our Opinion is only limited to the Registration Statement and does not extend to any other documents contemplated therein.

(C)	Our Opinion only speaks to laws and regulations in effect on the date hereof and we do not express any opinion on events or circumstances that may arise in the future. As is usual in Indonesia, legislation may establish broad principles of regulation, leaving details to be stipulated in implementing regulations, and in such cases the Opinion are based only on the regulations and self-executing provisions of such regulations in effect on the date hereof.

BrilliA Inc.	12 September 2024

(D)	We make no representation that we have independently verified the accuracy, completeness or fairness of such statements (except as aforesaid). We express no view or belief to the financial statements or as to any of the financial, accounting and auditing data contained in the Registration Statement.

(E)	Our Opinion does not address any statements or assumptions regarding future performance, market conditions, or other forward-looking statements included in the “Risk Factors” and “Business” sections of the Registration Statement.

(F)	The Opinion provided regarding the “Risk Factors” section under the Registration Statement is limited in scope and should be understood as addressing only those risk factors that are related to Indonesia and are reasonably relevant from an Indonesian legal perspective, namely “Our business involves many hazards and operational risks”, “Compliance with and changes in laws could be costly and could affect operating results. In addition, government disruptions could negatively impact our ability to conduct our business”, “International governments and agencies continue to evaluate and promulgate legislation and regulations that are focused on reducing GHG emissions. Compliance with GHG emission regulations applicable to our or our customers’ operations may have significant implications that could adversely affect our business and operating results in the fossil-fuel sectors”, “We and our customers are subject to local laws and regulations regarding issues of health, safety, climate change and the protection of the environment, under which we or our customers may become liable for penalties, damages or costs of remediation or other corrective measures. Changes in such laws or regulations could increase our or our customers’ costs of doing business and adversely impact our business, financial condition and results of operations”, and “Our Indonesian operations are subject to pending regulatory approvals and licenses”.

(G)	The Opinion provided regarding the “Business” section under the Registration Statement is limited in scope and should be understood as addressing only those that are related to Indonesia and are reasonably relevant from an Indonesian legal perspective pertaining to PT OMS, namely “Intellectual Property”, “Real Property”, “Licenses and Permits and Registrations”, “Litigation and Other Legal Proceedings”, and “Insurance”.

(H)	The Opinion provided regarding the “Regulatory Environment” section under the Registration Statement is limited in scope and should be understood as addressing only those that are related to Indonesia and are reasonably relevant from an Indonesian legal perspective pertaining to PT OMS, namely “Laws And Regulations Relating to Our Business in Indonesia”.

(I)	Our Opinion does not address risks or events that are speculative, unforeseeable, or beyond the current knowledge and control of the Company.

(J)	Laws and regulations in Indonesia are not always fully or properly published and, in some cases, may be in conflict with each other.

BrilliA Inc.	12 September 2024

(K)	Interpretation and the application of the requirements and the provisions of the relevant laws and the regulations by the Indonesian authorities would depend upon their personal point of view and discretion. The verbal information and/or confirmation provided by them (as government authority officials) may not constitute a binding view or opinion of the relevant authorities. Therefore, our view and interpretation on implementation of the provisions of and the requirements under the Indonesian laws and regulations, may or may not be shared by the relevant Indonesian authorities and/or the Indonesian courts.

(L)	In practice, we wish to note that views of the relevant officers of the government authorities on a particular matter sought for clarification are not necessarily consistently shared by other government officers.

(M)	Our opinion is provided based on the Supporting Documents provided to us by the Company or PT OMS. We have relied on the truth, accuracy and completeness of factual statements or representations provided to us by any director, officer or other representative of PT OMS and the Company (including their advisers and service providers), whether or not in writing, in respect of matters concerning the Company and PT OMS.

(N)	This Opinion is limited strictly to the matters stated herein and does not apply by implication to any other matters.

The Opinion is strictly limited to the matters stated herein and may not be read as extending by implication to any matters not specifically referred to. Nothing in this Opinion should be taken as expressing an opinion in respect of any other information contained in the Registration Statement, or any other document examined in connection with this Opinion, except as expressly confirmed herein.

Further, we hereby consent to the use of this Opinion in, and the filing hereof as an exhibit to, the Registration Statement, and to the references to our name in such Registration Statement.

Yours sincerely,

/s/ ALI BUDIARDJO, NUGROHO, REKSODIPUTRO
ALI BUDIARDJO, NUGROHO, REKSODIPUTRO

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